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                                                                   EXHIBIT 23.04

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of United States Filter Corporation of our report dated September 26, 1997 relating to the consolidated balance sheets of Memtec Limited at June 30, 1997 and 1998 and the related consolidated statements of income, cash flows and of shareholder's equity for each of the three years in the period ended June 30, 1997, which appears on page F-2 of the Form 8-K/A of United States Filter Corporation dated February 6, 1998.



/s/ Price Waterhouse
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Price Waterhouse
Sydney
May 14, 1998